FOR RELEASE ON OR AFTER: March 10, 2017

CONTACT:    Robert Cherry, Vice President - Investor Relations
608-361-7530
Robert.Cherry@regalbeloit.com

REGAL BELOIT CORPORATION UPDATES ENTERPRISE STRATEGY AND ANNOUNCES
THREE-YEAR PERFORMANCE GOALS

Strategic plan focused on driving organic growth and balanced approach to capital allocation, which includes plan to repatriate $150 million in cash in 2017

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) provided an update today on the Company’s enterprise strategy and announced new three-year performance goals. The strategy is built on the Company’s core capabilities focused on operational strength, the development of innovative products that solve customer needs, and the Company’s unique culture. The key elements that will underlie the three-year enterprise strategy will be an enhanced focus on its core businesses, driving organic growth with innovative products, and continuing to simplify the Company’s footprint and operations.

Through the execution of the enterprise strategy over the next three years, the Company expects to achieve:

•	Organic sales compounded annual growth rate of 2% to 4%

•	Adjusted operating margin improvement of 200 to 250 basis points

•	Free cash flow of 100% to 125% percent of net income

•	Return on invested capital improvement of 300 to 400 basis points

Additionally, the Company announced plans to repatriate approximately $150 million of cash in 2017, which it expects to use for future debt reduction and share repurchases. The Company also confirmed its guidance for 2017 GAAP diluted earnings per share of $4.35 to $4.75 and adjusted diluted earnings per share* of $4.50 to $4.90, reflecting a 6 percent year-over-year increase at the midpoint.

“We are excited to showcase a range of new products that highlight the high-efficiency motor and power transmission technologies that have become synonymous with the Regal brand,” said Regal Chairman and CEO, Mark Gliebe. “These new products will help solve our customers’ challenges around energy efficiency and help drive growth for Regal and its shareholders in the years to come.”

Regal will host an Investor Day today, March 10, 2017 in New York City beginning at 8:30 a.m. EST. The executive management presentations will be webcast live and all presentation materials will be accessible on the Company's website at www.regalbeloit.com. An archive of the webcast will be available until May 9, 2017 at the link referenced above.

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as PTS, including the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, immigration and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies, or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 1, 2017 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

NON-GAAP MEASURES AND OTHER DEFINITIONS
We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.
In this release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share.
In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales.

RECONCILIATION OF 2017 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2017 Diluted EPS Annual Guidance	$4.35	$4.75
Restructuring and Related Costs	0.15	0.15
Gains on Disposals of Businesses	—	—
2017 Adjusted EPS Annual Guidance	$4.50	$4.90